Exhibit 99.9




                           ACUTE THERAPEUTICS, INC.
                        NOTICE OF GRANT OF STOCK OPTION

            Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Acute Therapeutics, Inc. (the "Corporation"):

            Optionee:   _______________________________________________________
            Grant Date   ______________________________________________________
            Vesting Commencement Date:    _____________________________________
            Exercise Price:  $__________ per share
            Number of Option Shares: ________________ shares
            Expiration Date:  _________________________________________________
            Type of Option:   _________________________________________________
            Date Exercisable: Immediately Exercisable
            Vesting Schedule: With respect to twenty-five percent (25%) of the Option Shares, the Option shall be immediately exercisable for such Option Shares as fully vested shares of the Corporation's Common Stock. With respect to the remaining seventy-five percent (75%) of the Option Shares, such Option Shares shall be unvested and subject to repurchase by the Corporation at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Corporation's repurchase right shall accordingly lapse with respect to, the Option Shares in a series of three (3) successive equal annual installments upon Optionee's completion of each additional year of Service after the Vesting Commencement Date. In no event shall any additional Option Shares vest after Optionee's cessation of Service.

            Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Acute Therapeutics, Inc. 1996 Stock Option/Stock Issuance Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee understands that any Option Shares purchased under the Option shall be subject to the terms set forth in the Stock Purchase Agreement attached hereto as Exhibit B.



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            Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit C.

            REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL. OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS. THE TERMS OF SUCH RIGHTS ARE SPECIFIED IN THE ATTACHED STOCK PURCHASE AGREEMENT.

            No Employment or Service Contract. Nothing in this Notice or in the attached Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

            Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

________________________, 1996
      Date

                                          ACUTE THERAPEUTICS, INC.


                                          By: __________________________________

                                          Title: _______________________________


                                          ______________________________________
                                          _________________________, OPTIONEE

                                          Address: _____________________________
                                          ______________________________________


ATTACHMENTS
Exhibit A - Stock Option Agreement
Exhibit B - Stock Purchase Agreement
Exhibit C - 1996 Stock Option/Stock Issuance Plan

                                     2.

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                                   EXHIBIT A

                            STOCK OPTION AGREEMENT




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                                   EXHIBIT B

                           STOCK PURCHASE AGREEMENT



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                                   EXHIBIT C

                     1996 STOCK OPTION/STOCK ISSUANCE PLAN